Exhibit 99.1

Press Release

Contact: Investor Relations Redback Networks 408-750-5505 investor_relations@redback.com	Melissa Chadwick (Media) Merritt Group 703-390-1539 chadwick@merrittgrp.com

REDBACK NETWORKS ANNOUNCES THIRD QUARTER 2005

OPERATING RESULTS

SAN JOSE, Calif., October 19, 2005 — Redback Networks Inc. (NASDAQ: RBAK), a leading provider of broadband networking systems, today announced its third quarter results for the period ended September 30, 2005. Net revenue for the third quarter of 2005 was $36.4 million, an increase of five percent from the second quarter of 2005. Net revenue was up $15.4 million, or 73 percent, over the third quarter of 2004.

“In the quarter, we have seen the rapid adoption of the new technology we announced just one quarter earlier,” said Kevin DeNuccio, president and chief executive officer, Redback Networks. “The continued selection of our SmartEdge® platform as the intelligent IP platform for next generation services, such as IPTV and Video on Demand by the world’s leading carriers gives me a great deal of confidence we have established a strong basis for continued growth going forward. Overall, I am pleased with the revenue and outlook increase as well as the strategic progress we made in the quarter.”

GAAP net loss for the third quarter of 2005 was $8.4 million or $ (0.15) per share attributable to common stockholders compared to a GAAP net loss of $12.5 million or $ (0.24) per share in the third quarter of 2004. Non-GAAP net loss for the third quarter of 2005 was $4.2 million or $ (0.08) per share, compared to a non-GAAP net loss of $10.3 million or $ (0.20) per share for the third quarter of 2004. Excluded from the non-GAAP results for the third quarter of 2005 were charges relating to amortization of intangible assets, amortization of stock-based compensation, sale of inventory as scrap, amortization of the fair value of warrants issued in connection with a lease agreement, partial recovery on investment that had previously been written down, accretion of a dividend payable to the preferred stockholders and loss from early retirement of software assets.

See the attached table for a reconciliation of our non-GAAP results to GAAP results.

Redback Networks will discuss these quarterly results in an investor conference call today at 2:45 p.m. Pacific Time. The conference telephone number is 1-847-619-6819. A live web cast is also available from the investor relations portion of the Redback’s web site, www.redback.com/investors. A telephone replay of the conference call will be available later in the day. Replay information will be available at 1-630-652-3018, access code: 12850085. Information on these calls and web cast can also be found on the company’s web site.

About Redback Networks

Redback Networks Inc., a leading provider of next-generation IP broadband networking equipment, enables carriers and service providers to build Smart Broadband Networks that can deliver simplified, personalized and portable subscriber services to consumers and businesses. The company’s carrier-class, consumer-scale SmartEdge Router and Service Gateway platforms combine subscriber management, IP edge routing and Ethernet aggregation functions. In conjunction with the NetOp™ Element and Policy Manager platforms they provide a powerful, flexible infrastructure for managing both residential and business users and deploying a variety of value-added services.

Founded in 1996 and headquartered in San Jose, Calif., with sales and technical support centers located worldwide, Redback Networks maintains a growing and global customer base of more than 500 carriers and service providers, including major local exchange carriers (LECs), inter-exchange carriers (IXCs), PTTs and service providers. For more information, visit Redback Networks at www.redback.com.

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REDBACK and SmartEdge are trademarks registered at the U.S. Patent and Trademark Office and in other countries. NetOp is a trademark of Redback Networks Inc.

Note Regarding Forward Looking Statements

The statements contained in this press release that are not purely historical are forward-looking statements that involve a number of risks and uncertainties, the outcome of which could materially and/or adversely affect Redback’s actual future results. All forward-looking statements included in this document are based upon information available as of the date hereof, and Redback assumes no obligation to update these statements. These risks and other risks relating to Redback’s business are set forth in the documents filed by Redback with the Securities and Exchange Commission (SEC), specifically the most recent report on Form 10-K, Form 10-Q and Form 8-K, and amendments thereto, and the other reports filed from time to time with the SEC.

Non-GAAP Disclosure

To supplement our consolidated financial statements presented in accordance with GAAP, we use non-GAAP financial results, which are adjusted from results based on GAAP to exclude certain items. These non-GAAP results are provided to enhance the user’s overall understanding of our current financial performance and our prospects in the future. Specifically, we believe the non-GAAP results provide useful information to both management and investors by excluding certain items that we believe are not indicative of our core operating results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with United States GAAP.

Redback Networks Inc.

Condensed Consolidated Balance Sheets

(In thousands)

(unaudited)

	Successor
	September 30, 2005	December 31, 2004
Assets

Assets:
Cash and cash equivalents	$42,516	$42,558
Accounts receivable, net	18,582	21,892
Inventories	11,867	7,420
Property and equipment, net	15,146	16,583
Goodwill	144,610	145,083
Intangibles, net	58,324	66,285
Other assets	8,593	7,614

Total assets	$299,638	$307,435

Liabilities, Mandatory Redeemable Convertible Preferred Stock, and Stockholders’ Equity

Liabilities:
Borrowings and capital lease obligations	$2,399	$—
Accounts payable and accrued liabilities	39,325	36,633
Deferred revenue	16,530	17,546
Long term liabilities	1,515	2,181

Total liabilities	59,769	56,360

Mandatory redeemable convertible preferred stock	47,743	47,282

Stockholders’ equity	192,126	203,793

Total liabilities, mandatory redeemable convertible preferred stock and stockholders’ equity	$299,638	$307,435

Redback Networks Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(unaudited)

	Successor		Successor		Predecessor
	Three Months Ended September 30, 2005	Three Months Ended September 30, 2004	Nine Months Ended September 30, 2005	January 3 Through September 30, 2004	January 1 Through January 2, 2004
Net revenue	$36,431	$21,006	$105,277	$83,487	$—

Cost of revenue, excluding amortization	15,618	9,367	42,088	35,103	—
Amortization	2,726	2,728	8,170	8,184	—

Total cost of revenue	18,344	12,095	50,258	43,287	—

Gross profit	18,087	8,911	55,019	40,200	—

Operating expenses:
Research and development	14,223	11,897	43,597	35,895	—
Selling, general and administrative	10,448	9,978	30,438	30,507	—
Reorganization items	—	—	—	2,787	—
Stock-based compensation	984	4,880	3,025	15,368	—

Total operating expenses	25,655	26,755	77,060	84,557	—

Loss from operations	(7,568)	(17,844)	(22,041)	(44,357)	—

Other income (expense), net	(677)	5,511	(184)	5,324	—
Net gain on discharge of debt	—	—	—	—	71,164
Fresh start adjustments	—	—	—	—	(218,691)
Induced conversion charge	—	—	—	—	(335,809)

Loss before reorganization items	(8,245)	(12,333)	(22,225)	(39,033)	(483,336)

Reorganization items	—	—	—	—	(1,539)

Net loss before deemed dividend and accretion on preferred stock	(8,245)	(12,333)	(22,225)	(39,033)	(484,875)

Deemed dividend and accretion on preferred stock	(155)	(143)	(461)	(17,114)	—

Net loss attributable to common stockholders	$(8,400)	$(12,476)	$(22,686)	$(56,147)	$(484,875)

Net loss attributable to common stockholders per share - basic and diluted	$(0.15)	$(0.24)	$(0.42)	$(1.08)	$(2.65)

Shares used in computing net loss attributable to common stockholders per share (a)	54,649	52,538	54,081	52,032	183,009

(a)	Reflects a change in the capitalization of the Company as a result of the plan of reorganization effective as of January 2, 2004.

Redback Networks Inc.

Non-GAAP Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(unaudited)

		Successor				Successor
	Three Months Ended September 30, 2005				Three Months Ended September 30, 2004
	Non-GAAP (a)	Reconciling Items		GAAP (b)	Non-GAAP (a)	Reconciling Items		GAAP (b)
Net revenue	$36,431	$—		$36,431	$21,006	$—		$21,006

Cost of revenue, excluding amortization	15,618	—		15,618	9,367			9,367
Amortization	—	2,654	(c)	2,654	—	2,654	(c)	2,654
	—	72	(e)	72	—	74	(e)	74

Total cost of revenue	15,618	2,726		18,344	9,367	2,728		12,095

Gross profit (loss)	20,813	(2,726)		18,087	11,639	(2,728)		8,911

Operating expenses:
Research and development	13,896	327	(e)	14,223	11,599	298	(e)	11,897
Selling, general and administrative	10,368	80	(e)	10,448	9,870	108	(e)	9,978
Stock-based compensation	—	984	(d)	984	—	4,880	(d)	4,880

Total operating expenses	24,264	1,391		25,655	21,469	5,286		26,755

Loss from operations	(3,451)	(4,117)		(7,568)	(9,830)	(8,014)		(17,844)

Other income (expense), net	(720)	43	(f)	(677)	(517)	6,028	(f)	5,511

Net loss before deemed dividend and accretion on preferred stock	(4,171)	(4,074)		(8,245)	(10,347)	(1,986)		(12,333)

Deemed dividend and accretion on preferred stock	—	(155	)(g)	(155)	—	(143	)(g)	(143)

Net loss attributable to common stockholders	$(4,171)	$(4,229)		$(8,400)	$(10,347)	$(2,129)		$(12,476)

Net loss attributable to common stockholders per share – basic and diluted	$(0.08)			$(0.15)	$(0.20)			$(0.24)

Shares used in computing net loss attributable to common stockholders per share (h)	54,649			54,649	52,538			52,538

(a)	Non-GAAP amounts exclude certain reconciling items including amortization of intangible assets, amortization of stock-based compensation, amortization of the fair value of warrants issued in connection with a lease agreement, partial recovery on investments that had been previously written down and accretion of a dividend payable to the preferred stockholders.
(b)	Reflects operating results based upon accounting principles generally accepted in the United States (GAAP).
(c)	Amount represents amortization of intangible assets.
(d)	Amount represents amortization of stock-based compensation.
(e)	Amount represents amortization of the fair value of warrants issued in connection with a lease agreement.
(f)	Amount represents partial recovery on investment that had previously been written down.
(g)	Amount represents accretion of a dividend payable to the preferred stockholders.
(h)	Reflects a change in the capitalization of the Company as a result of the plan of reorganization effective January 2, 2004.

To supplement our condensed consolidated financial statements presented in accordance with GAAP, we use non-GAAP financial results, which are adjusted from results based on GAAP to exclude certain items. These non-GAAP results are provided to enhance the user’s overall understanding of our current financial performance and to help assess our prospects in the future. Specifically, we believe the non-GAAP results provide useful information to both management and investors by excluding certain items that we believe are not indicative of our core operating results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with United States GAAP.

Redback Networks Inc.

Non-GAAP Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(unaudited)

	Successor				Successor
	Nine Months Ended September 30, 2005				January 3 Through September 30, 2004
	Non-GAAP (a)	Reconciling Items		GAAP (b)	Non-GAAP (a)	Reconciling Items		GAAP (b)
Net revenue	$105,277	$—		$105,277	$83,487	$—		$83,487

Cost of revenue, excluding amortization	42,088	—		42,088	35,266	7,962	(c)	43,228
Amortization	—	7,962	(c)	7,962	—	(163	)(d)	(163)
	—	208	(f)	208	—	222	(f)	222

Total cost of revenue	42,088	8,170		50,258	35,266	8,021		43,287

Gross profit (loss)	63,189	(8,170)		55,019	48,221	(8,021)		40,200

Operating expenses:
Research and development	42,583	1,014	(f,i)	43,597	35,001	894	(f)	35,895
Selling, general and administrative	30,181	257	(f)	30,438	30,183	324	(f)	30,507
Reorganization items	—	—		—	2,787	—		2,787
Stock-based compensation	—	3,025	(e)	3,025	—	15,368	(e)	15,368

Total operating expenses	72,764	4,296		77,060	67,971	16,586		84,557

Loss from operations	(9,575)	(12,466)		(22,041)	(19,750)	(24,607)		(44,357)

Other income (expense), net	(366)	182	(h)	(184)	(704)	6,028	(h)	5,324

Net loss before deemed dividend and accretion on preferred stock	(9,941)	(12,284)		(22,225)	(20,454)	(18,579)		(39,033)

Deemed dividend and accretion on preferred stock	—	(461	)(g)	(461)	—	(17,114	)(g)	(17,114)

Net loss attributable to common stockholders	$(9,941)	$(12,745)		$(22,686)	$(20,454)	$(35,693)		$(56,147)

Net loss attributable to common stockholders per share - basic and diluted	$(0.18)			$(0.42)	$(0.39)			$(1.08)

Shares used in computing net loss attributable to common stockholders per share (j)	54,081			54,081	52,032			52,032

(a)	Non-GAAP amounts exclude certain reconciling items including amortization of intangible assets, sale of inventory as scrap, amortization of stock-based compensation, amortization of the fair value of warrants issued in connection with a lease agreement, deemed dividend to the preferred stockholders due to a beneficial conversion feature and accretion of a dividend payable to the preferred stockholders, partial recovery on certain investments that had been previously written down, and loss from early retirement of software license assets.
(b)	Reflects operating results based upon accounting principles generally accepted in the United States (GAAP).
(c)	Amount represents amortization of intangible assets.
(d)	Amount represents proceeds from sale of inventory as scrap.
(e)	Amount represents amortization of stock-based compensation.
(f)	Amount represents amortization of the fair value of warrants issued in connection with a lease agreement.
(g)	Amount represents accretion of a dividend payable to the preferred stockholders including beneficial conversion feature of $16.7M in the period from January 3 through September 30, 2004.
(h)	Amount represents partial recovery on certain investments that had been previously written down.
(i)	Amount represents loss from early retirement of software license assets.
(j)	Reflects a change in the capitalization of the Company as a result of the plan of reorganization effective January 2, 2004.

To supplement our condensed consolidated financial statements presented in accordance with GAAP, we use non-GAAP financial results, which are adjusted from results based on GAAP to exclude certain items. These non-GAAP results are provided to enhance the user’s overall understanding of our current financial performance and to help assess our prospects in the future. Specifically, we believe the non-GAAP results provide useful information to both management and investors by excluding certain items that we believe are not indicative of our core operating results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with United States GAAP.

Redback Networks Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Successor	Successor	Predecessor
	Nine months ended	January 3 Through	January 1 Through
	September 30, 2005	September 30, 2004	January 2, 2004
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss before deemed dividend and accretion on preferred stock	$(22,225)	$(39,033)	$(484,875)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	20,029	16,920	—
Stock-based compensation	3,025	15,368	—
Gain on sale of equity investment	—	(6,028)	—
Net gain on discharge of debt, fresh-start accounting adjustments, and induced conversion charges	—	400	483,336
Changes in assets and liabilities:
Accounts receivable, net	3,310	3,181	—
Inventories	(7,433)	(5,612)	—
Other assets	(2,112)	1,406	—
Accounts payable and accrued liabilities	4,233	(4,088)	1,539
Deferred revenue	(1,016)	3,162	—
Other long-term liabilities	(267)	2,116	—

Net cash used in operating activities	(2,456)	(12,208)	—

CASH FLOWS FROM INVESTING ACTIVITIES

Purchases of property and equipment	(7,080)	(1,728)	—
Proceeds from sale of equity investment	—	6,028	—
Change in restricted cash, net	—	478	—

Net cash (used in) provided by investing activities	(7,080)	4,778	—

CASH FLOWS FROM FINANCING ACTIVITIES

Proceeds from issuance of stock and exercise of warrants	7,663	32,419	—
Principal payments on capital lease obligations and borrowings	(2,169)	(335)	—
Proceeds from bank borrowings, net	4,000	—	—

Net cash provided by financing activities	9,494	32,084	—

Net increase (decrease) in cash and cash equivalents	(42)	24,654	—
Cash and cash equivalents at beginning of period	42,558	20,519	20,519

Cash and Cash equivalents at end of period	$42,516	$45,173	$20,519